UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2018

AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-36254	04-2977748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Network Drive, Burlington, Massachusetts  01803
(Address of Principal Executive Offices) (Zip Code)

(978) 640-6789
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⎕ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⎕ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⎕ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⎕ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ⎕

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⎕

Item 1.01. Entry into a Material Definitive Agreement.

On May 10, 2018, Avid Technology, Inc. (the “Company”), its subsidiary, Avid Technology Worldwide, Inc. (“Avid Worldwide”), Cerberus Business Finance, LLC, as collateral and administrative agent, and the lenders party thereto entered into a fourth amendment (the “Fourth Amendment”) to their existing agreement, dated February 26, 2016, as amended (the “Financing Agreement”), between the Company, Avid Worldwide, Cerberus Business Finance, LLC, as collateral and administrative agent, and the lenders party thereto.

The Fourth Amendment extends the maturity of the current term loan under the Financing Agreement to May 10, 2023. It also increases the amount of the term loan facility from $105 million to $127.5 million, and increases the amount of the revolving loan facility from $10 million to $22.5 million. On the closing date, the Company drew down the incremental borrowings of $22.5 million under the term loan facility.

The Fourth Amendment modifies the covenant requiring the Company to maintain a Leverage Ratio (defined, via the Fourth Amendment, to mean the ratio of (a) consolidated total funded indebtedness to (b) consolidated EBITDA) such that following the effective date of the Fourth Amendment, the Company is required to maintain a Leverage Ratio of no greater than 3.00:1.00 for each of the three quarters ending June 30, 2018 through December 31, 2018, respectively, 2.50:1.00 for each of the four quarters ending March 31, 2019 through December 31, 2019, respectively, 2.25:1.00 for each of the five quarters ending March 31, 2020 through March 31, 2021, respectively, 2.00:1.00 for each of the seven quarters ending June 30, 2021 through December 31, 2022, respectively, and 1.50:1.00 for the quarter ending March 31, 2023.

Under the terms of the Fourth Amendment, interest accrues on outstanding borrowings at a rate of either the LIBOR Rate (as defined in the Financing Agreement) plus 6.625% or a Reference Rate (as defined in the Financing Agreement) plus 5.625%, at the option of the Company. Prior to the effective date of the Fourth Amendment, the applicable margin with respect to the LIBOR Rate was 6.75%.

The Fourth Amendment also modifies the schedule for required repayments of the term loan, as follows: (i) $1,437,500 is required to be repaid on June 30, 2018, (ii) $318,750 is required to be repaid on the last day of each quarter from September 30, 2018 through June 30, 2020, (iii) $796,875 is required to be repaid on the last day of each quarter from July 1, 2020 through June 30, 2021, and (iv) $1,593,750 is required to be repaid on the last day of each quarter from July 1, 2021 through May 10, 2023.

The Fourth Amendment also removes a provision from the Financing Agreement that would have accelerated the maturity of the term loan to May 15, 2020 if the Company’s convertible notes due June 2020 were not repaid or refinanced by such date. The Fourth Amendment also increases the amount of convertible notes the Company may purchase from $15 million to $40 million.

The foregoing description is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit Number	Description
10.1	Amendment No. 4 to Financing Agreement, dated May 10, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: May 15, 2018	By: /s/ Brian E. Agle Name: Brian E. Agle Title: Senior Vice President and CFO